N-SAR Exhibit: Sub-item 77D(a) and (g)
Legg Mason Partners Variable Income Trust
Western Asset Core Plus VIT Portfolio

In response to Sub-Item 77(D)(a) and (g), the Registrant incorporates by reference the supplement to the fund's prospectus and Statement of Additional Information as filed with the Securities and Exchange
Commission pursuant to Rule 497(c) of the Securities Act of 1933 on February 11, 2015 (Accession No. 0001193125-15-043027).